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                                                               EXHIBIT 99.23(e)


                             DISTRIBUTION AGREEMENT

         AGREEMENT made as of this 1st day of July, 1999, between THE KENT FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and KENT FUNDS DISTRIBUTORS, INC. ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, it is intended that Distributor act as the distributor of the units of beneficial interest ("Shares") of each of the investment portfolios of the Trust (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

         1.       Services as Distributor.

                  1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Trust in effect from time to time under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

                  1.2 The Trust understands that Distributor is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Funds. The Trust further understands that investors and potential investors in the Funds may invest in shares of such other Companies. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

                        Distributor shall receive a fee pursuant to Section 2 of this Agreement in accordance with the Trust's Amended and Restated Master Distribution Plan (the "Plan"). Distributor shall make payments to the persons described in Section 2 for services that are more particularly described in the Plan.

                  1.3 In its capacity as distributor of the Shares, all activities of Distributor and its




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partners, agents, and employees shall conform with the Trust's Declaration of
Trust, Bylaws, registration statement and prospectuses as in effect from time to time and shall conform to and comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934. Distributor agrees to perform the following compliance-related functions in its capacity as distributor of the Shares:

         ADVERTISING AND SALES LITERATURE
         1. Review and approve all Fund advertisements and sales literature for compliance with applicable laws and regulations.
         2. File with NASD all Fund advertisements and sales literature, as required.
         3. Maintain and update files for all Fund advertisements and sales literature.
         4. Respond to comments from the NASD with respect to advertising and sales literature filings.

         REGISTRATION/QUALIFICATION ACTIVITIES (FOR BISYS REPRESENTATIVES DISTRIBUTING CLIENT'S FUNDS)

         1. Ensure that Distributor's representatives are licensed in appropriate jurisdiction(s).
         2. Satisfy all registration requirements for Distributor's representatives.
         3. Maintain and update SEC, NASD and state registrations for Distributor's representatives.
         4. Satisfy NASD continuing education requirements for all Distributor's licensed representatives.

         BROKER/DEALER COMPLIANCE ACTIVITIES
         1. Execute service agreements, as Distributor, with broker-dealer firms and other service organizations.
         2. If appropriate, provide assistance to the Trust's investment adviser and its affiliates concerning obligations to bank customers pursuant to the Bank Inter-Agency Statement.
         3.   Maintain compliance calendar.
         4.   Coordinate NASD audits of Distributor's books and records.
         5.   File audited financial statements for Distributor's operations.

                  1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Trust.

                  1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Trust.

                  1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind, the Trust's officers may


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decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

                  1.8 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

                  1.9 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

                  1.10 The Trust represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Trust with the Commission under the Securities Act have been prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. As of their effective date, the Trust's registration statement and prospectus contained all statements required to be stated therein in conformity with said Act and the rules and regulations of the Commission and all statements of fact contained in any such registration statement and prospectus were true and correct. Furthermore, as of their effective date, neither any registration statement nor any prospectus included an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  1.11 The Trust authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Trust agrees to



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indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus necessary to make the statements in either thereof not misleading; provided, however, that the Trust's agreement to indemnify Distributor, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Trust by the Distributor or its affiliated persons and further provided that the Trust's agreement to indemnify Distributor and the Trust's representations and warranties hereinbefore set forth in paragraph 1.10 shall not be deemed to cover any liability to the Trust or its Shareholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of Distributor's reckless disregard of its obligations and duties under this Agreement. The Trust's agreement to indemnify Distributor, its partners and employees and any such controlling person, as aforesaid, is expressly conditioned upon the Trust being notified of any action brought against Distributor, its partners or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust at its principal office in Columbus, Ohio and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure in good faith to so notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.11. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case Distributor reasonably does not approve of counsel chosen by the Trust, the Trust will reimburse Distributor, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.11 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its partners and employees, or any controlling person, and shall survive the delivery of any Shares.




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                          This Agreement of indemnity will inure exclusively to
Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or Trustees in connection with the issue and sale of any Shares.

                  1.12 Distributor agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Trustees or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Trustees or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust's registration statement or any prospectus or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Trust by the Distributor or its affiliated persons. Distributor's agreement to indemnify the Trust, its officers and Trustees, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Trust, its officers or Trustees, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure in good faith to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Trust, its officers or Trustees, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph
1.12. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and the Trust, its officers or Trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action.

                  1.13 No Shares shall be offered by either Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 10 of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any Shareholder in accordance with the provisions of the Trust's registration statement, Declaration of Trust, or Bylaws.



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                  1.14     The Trust agrees to advise Distributor as soon as
reasonably practical by a notice in writing delivered to Distributor or its counsel:

                           (a) of any request by the Commission for amendments to the registration statement or prospectus then in effect or for additional information;

                           (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                           (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

                           (d) of all action of the Commission with respect to any amendment to any registration statement or prospectus which may from time to time be filed with the Commission.

                           For purposes of this section, informal requests by or
acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

                  1.15 Distributor shall review, provide advice with respect to, and file with the federal and state agencies or other organization as required by federal, state, and other applicable laws and regulations, all sales literature for each Fund and any classes of Shares thereof.

                  1.16 This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

             2.   Fee.

                  During the term of this Agreement, Distributor shall receive from the Funds identified in the Plan attached as Schedule A hereto (the "Rule 12b-1 Plan Funds") fees at the rate and upon the terms and conditions set forth in the Trust's registration statement from time to time. The fees shall be accrued daily and shall be paid on the first business day of each month, or at such time(s) as Distributor shall reasonably request. Distributor may reallow all or a portion of the fees paid by the Rule 12b-1 Plan Funds to such brokers, dealers or other persons as Distributor may determine.

             3.   Sale and Payment.






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                  3.1   Sales of Shares by Distributor shall be at the
applicable public offering price determined in the manner set forth in the registration statement current at the time of the Trust's acceptance of the order for Shares; provided that Distributor also shall have the right to sell shares at net asset value, if such sale is permissible under and consistent with applicable statutes, rules, regulations and orders. All orders shall be subject to acceptance by the Trust and the Trust reserves the right in its sole discretion to reject any order received. The Trust shall not be liable to anyone for failure to accept any order. Shares of a Fund that are subject to a sales load are hereinafter referred to as "Load Shares."

                  3.2 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount set forth in the Trust's then current prospectuses.

                  3.3 Prior to the time of delivery of any Shares by a Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of such Shares. Distributor may retain so much of any sales charge or underwriting discount as is not allowed by Distributor as a concession to brokers, dealers or other persons.

             4.   Issuance of Shares.

                  The Trust reserves the right to issue, transfer or sell Shares otherwise subject to a sales load at net asset value (a) in connection with the merger or consolidation of the Trust or a Fund with any other investment company or the acquisition by the Trust or a Fund of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in any then-current prospectus of a Fund; and (e) otherwise in accordance with any then-current prospectus of a Fund.

             5.   Term, Duration and Termination.

                  This Agreement shall become effective with respect to each Fund as of the date first written above and, unless sooner terminated as provided herein, shall continue for an initial one-year term and thereafter shall be renewed for successive one-year terms, provided that such continuance is specifically approved at least annually by (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Trust's Board of Trustees or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty, on not less than sixty days' prior written




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notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.)

             6.   Confidentiality.

                  The Distributor agrees on behalf of itself and its partners and employees to treat confidentially and as the proprietary information of the Trust, all records and other information relative to the Trust and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except, after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

             7.   Notices.

                  Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by facsimile or registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the following address: 3435 Stelzer Road, Columbus, Ohio 43219, facsimile number: 614-470-8715, or at such other address or facsimile number as such party may from time to time specify in writing to the other party pursuant to this Section. Notice sent by registered or certified mail shall be deemed to have been given three days after it is sent. Notice sent by facsimile shall be deemed to have been given immediately.

             8.   Amendments.

                  No provision of this Agreement may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom an enforcement of the change, waiver, discharge or termination is sought.

             9.   Multiple Originals.

                  This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


             10.  Matters Relating to the Trust as a Massachusetts Business
                  Trust.

                  The names "The Kent Funds" and "Trustees of The Kent Funds" refer respectively




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to the business trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of May 9, 1986 to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Kent Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


THE KENT FUNDS                                KENT FUNDS DISTRIBUTORS, INC.



By:  /s/                                      By: /s/
     ---------------------------                  ----------------------------

Title:                                        Title:
       -------------------------                    --------------------------

Date:                                         Date:
     ---------------------------                   ---------------------------















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                                                             Dated: July 1, 1999

                                   SCHEDULE A

                          TO THE DISTRIBUTION AGREEMENT
                                     BETWEEN
                                 THE KENT FUNDS
                                       AND
                          KENT FUNDS DISTRIBUTORS, INC.



                               DISTRIBUTION PLANS













                                       A-1